Lincoln Variable Insurance Product Trust Rule 10f-3 Transactions Q3 2017	Exhibit A

10f-3 Transactions Fund /Name of Issuer	CUSIP	Selling Underwriter	Principal Amount Purchased for LVIPT	Aggregate Principal Amount by all Investment Companies Advised by Adviser	Aggregate Principal Amount of Offering Syndicate	Purchase Price	Date of Purchase	Commission Rate
LVIP JPMorgan High Yield Bond Fund
AMC Networks Inc (AMCX 4.75% August 1, 2025)	00164VAE3	Citigroup Global Markets Inc	$578,000	$18,906,000	$800,000,000	$100.00	07/19/17	1.75%
CD&R Waterworks Merger Sub LLC (HDSUMA 6.125% August 15, 2025 144A)	14987KAA1	BofA Merrill Lynch	$420,000	$20,063,000	$500,000,000	$100.00	07/19/17	2.25%
M/I Homes Inc (MHO 5.625% August 1, 2025 144A)	55305BAN1	Citigroup Global Markets Inc.	$292,000	$6,307,000	$250,000,000	$100.00	07/31/17	1.38%
United Rentals North America Inc. (URI 4.875% January 15, 2028)	911365BG8	BofA Merrill Lynch	$3,010,000	$88,780,000	$925,000,000	$100.00	07/28/17	1.25%
Ashtead Capital Inc. (AHTLN 4.125% August 15, 2025 144A)	045054AD5	BofA Merrill Lynch	$253,000	$6,310,000	$600,000,000	$100.00	08/02/17	1.25%
Ashtead Capital Inc. (AHTLN 4.375% August 15, 2027 144A)	045054AF0	BofA Merrill Lynch	$262,000	$6,481,000	$600,000,000	$100.00	08/02/17	1.25%
Sirius XM Radio Inc (SIRI 5.00% August 1, 2027 144A)	82967NBA5	US Bancorp Investment Inc.	$165,640	$9,918,200	$252,500,000	$101.00	08/02/17	1.13%
Valvoline Inc (VVV 4.375% August 15, 2025 144A)	92047WAA9	Citigroup Global Markets Inc.	$305,000	$10,075,000	$400,000,000	$100.00	08/03/17	1.10%
West Street Merger Sub (PRXL 6.375% September 1, 2025 144A)	95616AAA1	BofA Merrill Lynch	$200,000	$4,679,000	$770,000,000	$100.000	08/10/17	2.25%
Diamond Offshore Drilling (DO 7.875% August 15, 2025)	25271CAP7	Barclays Capital Inc.	$471,542	$12,541,032	$496,360,000	$99.272	08/01/17	1.25%
Allison Transmission Inc (ALSN 4.75% October 1, 2027 144A)	019736AE7	Citigroup Global Markets Inc	$377,000	$19,849,000	$300,000,000	$100.00	09/21/17	1.00%
Cheniere Energy Partners (CQP 5.25% October 1, 2025 144A)	16411QAA9	Credit Suisse Securities (USA) LLC	$504,000	$13,572,000	$1,500,000,000	$100.00	09/12/17	0.64%
Chesapeake Energy Corporation (CHK 8.00% June 15, 2027 144A)	165167CV7	Morgan Stanley and Company LLC	$199,500	$4,962,563	$748,125,000	$99.750	09/27/17	1.00%
Chesapeake Energy Corporation (CHK 8.00% January 15, 2025 144A)	165167CX3	Morgan Stanley and Company LLC	$405,000	$28,208,250	$759,375,000	$101.25	09/27/17	1.00%
Eldorado Resorts Inc (ERI 6.00% April 1, 2025)	28470RAF9	US Bancorp Investment Inc	$184,625	$4,582,920	$527,500,000	$105.50	09/11/17	1.00%
Iron Mountain Inc (IRM 4.875% September 15, 2027 144A)	46284VAC5	BofA Merrill Lynch	$604,000	$16,641,000	$1,000,000,000	$100.00	09/06/17	1.25%
Ladder Capital Finance Holdings LLLP and Ladder Capital Finance Corporation (LADCAP 5.25% October 1, 2025 144A)	505742AG1	Citigroup Global Markets Inc.	$378,000	$10,145,000	$400,000,000	$100.00	09/11/17	1.00%
LPL Holdings Inc (LPLA 5.75% September 15, 2025 144A)	50212YAB0	Morgan Stanley and Company LLC	$427,450	$10,737,750	$412,000,000	$103.00	09/07/17	0.60
Mattamy Group Corporation (MATHOM 6.50% October 1, 2025 144A)	57701RAH5	Credit Suisse Securities (USA) LLC	$627,000	$12,826,000	$600,000,000	$100.00	09/20/17	1.00%
NextEra Energy Operating Partners, LP (NEP 4.50% September 15, 2027 144A)	65342QAB8	Barclays Capital Inc.	$493,000	$14,315,000	$550,000,000	$100.00	09/18/17	1.00%
NextEra Energy Operating Partners, LP (NEP 4.25% September 15, 2024 144A)	65342QAC6	BofA Merrill Lynch	$720,000	$21,001,000	$550,000,000	$100.00	09/18/17	1.00%
SBA Communications Corporation (SBAC 4.00% October 1, 2022 144A)	78410GAA2	Citigroup Global Markets Inc.	$147,000	$3,881,000	$750,000,000	$100.00	09/28/17	1.00%
Seven Generations Energy Ltd. (VIICN 5.375% September 30, 2025 144A)	81783QAC9	Credit Suisse Securities (USA) LLC	$324,000	$8,609,000	$700,000,000	$100.00	09/25/17	1.60%
Station Casinos LLC (STACAS 5.00% October 1, 2025 144A)	857691AF6	BofA Merrill Lynch	$597,000	$13,989,000	$550,000,000	$100.00	09/07/17	1.00%
TriMas Corporation (TRS 4.875% October 15, 2025 144A)	896215AG5	BofA Merrill Lynch	$501,000	$24,736,000	$300,000,000	$100.00	09/13/17	1.25%
TTM Technologies Inc (TTMI 5.625% October 1, 2025 144A)	87305RAH2	Barclays Capital Inc.	$114,000	$2,799,000	$375,000,000	$100.00	09/13/17	1.00%
United Continental Holdings, Inc. (UAL 4.25% October 1, 2022)	910047AJ8	Morgan Stanley and Company LLC	$783,000	$33,054,000	$400,000,000	$100.00	09/27/17	0.88%
United Rentals North America, Inc. (URI 4.625% October 15, 2025)	911365BH6	Morgan Stanley and Company LLC	$578,000	$15,414,000	$750,000,000	$100.00	09/08/17	1.25%
United Rentals North America, Inc. (URI 4.875% January 15, 2028)	911365BJ2	Morgan Stanley and Company LLC	$643,605	$15,452,535	$751,875,000	$100.25	09/08/17	1.25%
ViaSat, Inc. (VSAT 5.625% September 15, 2025 144A)	92552VAK6	BofA Merrill Lynch	$415,000	$9,995,000	$700,000,000	$100.00	09/07/17	1.00%
Viking Cruises Ltd (VIKCRU 5.875% September 15, 2027 144A)	92676XAD9	Wells Fargo Advisors LLC	$190,000	$4,402,000	$550,000,000	$100.00	09/13/17	1.25%
LVIP JPMorgan Select Mid Cap Value Managed Volatility Fund
No 10f-3 transactions for the quarter

Lincoln Variable Insurance Product Trust Rule 10f-3 Transactions Q3 2017	Exhibit A

10f-3 Transactions Fund /Name of Issuer	CUSIP	Selling Underwriter	Principal Amount Purchased for LVIPT	Aggregate Principal Amount by all Investment Companies Advised by Adviser	Aggregate Principal Amount of Offering Syndicate	Purchase Price	Date of Purchase	Commission Rate
LVIP JPMorgan Retirement Income Fund
Drive Auto Receivables Trust 2017-2 B (DRIVE 2017-2 B 2.25% June 15, 2021)	26208FAH4	Citigroup Global Markets Inc	$283,991	$10,940,647	$135,755,615	$99.99677	07/25/17	0.40%
World Financial Network Credit Card Master Note Trust 2017-B A (WFNMT 2017-B A 1.98% June 15, 2023)	981464GC8	Wells Farto Advisors LLC	$682,923	$15,514,247	$399,954,800	$99.9887	08/09/17	0.35%